SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 26, 2001
                        (Date of earliest event reported)


                              NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)



    New York                    000-25831              11-2208052
 (State or other               (Commission            (IRS Employer
 jurisdiction of               File Number)           Identification
 incorporation)                                          Number)


   One Corporate Drive, Suite 103, Bohemia, New York      11716
      (Address of principal executive offices)          (Zip Code)



        Registrant's telephone number including area code (631) 589-8275

           __________________________________________________________

         (Former name or former address, if changed since last report.)

Item 4.   Changes in Registrant's Certifying Accountant

     (a) (i) On June 26, 2001 the Board of Directors determined to replace Richard A. Eisner & Company, LLP, the Company's independent public accountants for the fiscal year ending June 30, 2001, with Arthur Andersen LLP, which will be the Company's independent certified public accountants for its fiscal year ending June 30, 2001.

     (ii) In connection with the audit for the Company's fiscal year ended June 30, 2000 and through the date of this report, there were no disagreements or reportable events with Richard A. Eisner & Company, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which agreements, if not resolved to their satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with their report.

     (iii) The report of Richard A. Eisner & Company, LLP for the year ended June 30, 2000 does not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.

     (b) The Company has not had any discussions nor received any written opinion or oral advice from Arthur Andersen LLP during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the registrant's financial statements.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          (16) Letter from Richard A. Eisner & Company, LLP required by Item 304(a)(3) of Regulation S-K.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           NETWOLVES CORPORATION


                                           /s/ Peter C. Castle
                                           Peter C. Castle
                                           Vice President - Finance
Dated:  June 29, 2001